
ROCKWELL
MEDICAL

ROCKWELL MEDICAL

Investor Presentation

August 13, 2026

RMTI
Nasdaq Listed

Forward-Looking Statements

Certain statements in this presentation may constitute "forward-looking statements" within the meaning of federal securities laws, including, but not limited to, Rockwell's expectations regarding revenue, profitability, financial position, 2024, 2025 and 2026 guidance, future net sales, reliance on capital investments, ability to grow, industry leadership position, total addressable estimated CAGR, reduction of debt, and continued growth. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "can," "could," "would," "develop," "plan," "potential," "predict," "forecast," "project," "plan," "intend," "positioned to," "guidance," "vision," "strategy," or the negatives of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this presentation. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include: the risk that we do not remain cash flow positive, maintain profitability or achieve net sales, gross margin or adjusted EBITDA guidance targets; the risk that we are unable to achieve our corporate strategy and projected milestones, including that we maintain profitable business serving dialysis centers in worldwide, build a broader portfolio of renal products and seek the next advancement in renal care; the risk that the Company will not achieve its long-term financial framework through 2029, including projected net sales, profitability and gross margin; the risk that market opportunities are smaller than estimated, including the estimated total addressable market, including the home dialysis market, and CAGR; the impact of any further increases in raw material, labor, fuel or other input costs, particularly if we are unable to pass these cost increases along to our customers; the risk that we are unable to obtain additional financing and raise capital as necessary to pursue business opportunities; and those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, as such description may be amended or updated in any subsequent reports we file with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

This presentation includes certain non-GAAP financial measures. Please see the section entitled "Reconciliation to GAAP Financial measures" in the Appendix for an explanation of management's use of these measures and reconciliations to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Presentation filed on Form 8-K with the U.S. Securities and Exchange Commission on August 13, 2026. All data as of June 30, 2026 unless otherwise noted.

Rockwell Medical At A Glance

Business Overview

- Healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide
- Leading supplier of liquid bicarbonate hemodialysis concentrates in the U.S.
- One of the largest suppliers of acid and dry bicarbonate concentrates in the U.S.
- Infrastructure and logistics capabilities to serve 12,000+ purchasing facilities in the U.S.
- Total Addressable Market in U.S. projected to grow to approximately $560M in 2028[a]

Financial Highlights

- 1H'26 Net Sales = $35.1M, 2026 Guidance = $70M - $75M.
- 1H'26 Gross Margin = 17%, 2026 Guidance = 18% - 22%.
- 1H'26 Adjusted EBITDA = $(0.4)M, 2026 Guidance = $1M - $2M
- In 2026, focused on revenue growth, improved operational efficiencies, increased and sustained profitability, portfolio diversification.

Current Capitalization	
Share Price[b]:	$7.51
Market Cap[c]:	$30M
Total Cash, Cash Equivalents, Investments Available for Sale[d]:	$24.8M
Total Debt[d]:	$9.0M

[a] SOURCE: CAGR based on "Rockwell Medical: Concentrates Growth Strategy Report", L.E.K. Consulting LLC (2022). [b] Share price at market close on 8/12/26. [c] Calculation based on 4,030,465 shares outstanding as of 8/10/26. [d] As of 6/30/26.

Executive Management Team



Mark Strobeck, PhD

President and CEO

Aquilo Partners, Assertio, gsk, SR One, TOPAZ Pharmaceuticals, Zyla life sciences



Jesse Neri

Chief Financial Officer

Aruvant, Hemovant, Symphony Health (An ICON plc Company), Zyla life sciences



Heather Hunter

Chief Operating Officer

W. P. Carey, Safeguard, Venatorx



Tim Chole

Chief Commercial Officer

Baxter, Cochlear, Watson Pharmaceuticals, Gambro



Megan Timmins

Chief Legal Officer

aramark, Assertio, Zyla life sciences

Leading Manufacturer and Supplier of Hemodialysis Concentrates



Hemodialysis is a Necessity for End Stage Kidney Disease Patients

- Approximately 490,000 patients in the U.S. require in-center hemodialysis annually[(a)].
- Each patient receives approximately three treatments per week, totaling approximately 156 in-clinic procedures per patient per year.
- Each patient requires approximately three gallons of concentrates per treatment, which translates to 230 million gallons of concentrates used annually in the U.S.



Rockwell is an Indispensable Player

- A leading manufacturer and supplier that has scalability and transportation infrastructure to service the more than 12,000 individual purchasing facilities (including outpatient dialysis clinics and hospitals) in the U.S. and select international markets.
- Leading supplier of liquid bicarbonate hemodialysis concentrates in the U.S.
- One of the largest suppliers of acid and dry bicarbonate concentrates in the U.S.

(a) 2025 United States Renal Data System (USRDS) Annual Data Report. Published by the Chronic Disease Research Group (CDRG) in partnership with the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK), National Institutes of Health (NIH), Department of Health and Human Services (HHS). www.niddk.nih.gov/about-niddk/strategic-plans-reports/usrds.

U.S. In-Center and Acute Care Hemodialysis Concentrates TAM

~4-6% CAGR driven primarily by increasing number of patients suffering from end-stage kidney disease

2024	2028
$450M	$560M

SOURCE: CAGR based on "Rockwell Medical: Concentrates Growth Strategy Report", L.E.K. Consulting LLC (2022)

Rockwell Currently Serves ~300 Customers throughout the U.S. including Top Five Leading Dialysis Providers

Dialysis Providers

Innovative Renal Care

CONCERTO RENAL SERVICES

DCI Dialysis Clinic, Inc. A Not-For-Profit Corporation

FRESENIUS MEDICAL CARE

DaVita.

Dialyze Direct

Sanderling Renal Services

Lower Manhattan DIALYSIS CENTER

aQua DIALYSIS

Hospital Systems

UPMC

HCA Healthcare

SANFORD HEALTH

BaylorScott&White HEALTH

Greenfield Health Systems
Dedicated to Dialysis

MAYO CLINIC

Avera

Intermountain Healthcare

Supplier Partners / Distributors

NIPRO

MEDLINE

CardinalHealth

Outset

OM Owens & Minor

Rockwell Distributes to 30+ Countries Worldwide


Current Geographic Footprint
Current Expansion Opportunities

Financials and Milestones

Second Quarter 2026 Financial Results

(In Millions, Except Per Share Amounts)	Three Months Ended June 30		Six Months Ended June 30	
	2026	2025	2026	2025
Net Sales	$ 17.8	$ 16.1	$ 35.1	$ 35.0
Gross Profit	$ 3.2	$ 2.5	$ 6.1	$ 5.5
Gross Margin	18%	16%	17%	$ 16%
Operating Income (Loss)	$ (1.1)	$ (1.3)	$ (2.5)	$ (2.7)
Net Income (Loss)	$ (1.2)	$ (1.5)	$ (2.8)	$ (3.0)
Adjusted EBITDA*	$ (0.2)	$ (0.2)	$ (0.4)	$ (0.7)
Basic and Diluted Net Income (Loss) per Share**	$ (0.34)	$ (0.48)	$ (0.74)	$ (0.92)
Adjusted EPS*	$ (0.04)	$ (0.07)	$ (0.11)	$ (0.20)

* *See reconciliation to GAAP financial measures in the tables on Slide 16.*

** *See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding on Form 10-Q filed August 12, 2026.*

ROCKWELL MEDICAL

On Track to Achieve Record Gross Margin in 2026



$10.0
$0.0
-$10.0
-$20.0
-$30.0
25%
20%
15%
10%
5%
0%
-5%
$(28.4)
$(13.8)
$(3.9)
$5.0
$0.4
$2.0
-4%
6%
10%
17%
17%
18% - 22%
2021
2022
2023
2024
2025
2026 Guidance
Adjusted EBITDA
Gross Margin

RMTI
Nasdaq Listed

ROCKWELL MEDICAL

3-Year Corporate Strategy (2026-2029)

Maintain profitable business serving dialysis centers in worldwide

- Reliable supply
- Consistent quality
- Strong customer service
- Sustainable margin performance
- Shareholder return

Build a broader portfolio of renal care products

- Integrate into our existing commercial, manufacturing and distribution infrastructure
- Target products that align with our expertise and enhance our overall

Seek next advancement in renal care

- Innovations that drive improved treatment options and patient outcomes

Long-Term Financial Framework Through 2029

Net Sales
$100+ Million

Profitability
$5 Million to $10 million

Gross Margin
+30%

Rockwell Medical believes the Company has a pathway to meaningfully grow its business and generate annual net sales of more than $100 million. Ongoing portfolio diversification is expected to reduce reliance on our core hemodialysis concentrates business. Gross margin is expected to expand over time, potentially approaching 30% by 2029. Additionally, we believe our business is progressing toward annual profitability in the range of $5 million and $10 million.

These statements reflect the Company's current expectations and represent forward-looking information subject to risks and uncertainties. Actual results may differ materially.

Why Invest in Rockwell Medical (Nasdaq: RMTI)?



- Large, Recurring Market Opportunity
- Profitable, Revenue-Generating Business
- Projects to be Cash Flow Positive from Operations in 2026 and beyond
- Pursuing Investments in High-Growth Renal Care Opportunities
- No Additional Fundraising Required to Achieve Sustained Profitability
- Attractive Valuation, Trades at Significant Discount to Annual Net Sales









ROCKWELL
ROCKWELL
ROCKWELL

RMTI

Nasdaq Listed

www.rockwellmed.com

IR@rockwellmed.com

Reconciliation to GAAP Financial Measures
Non-GAAP Financial Measures

To supplement the Company's financial results presented on a U.S. generally accepted accounting principles ("GAAP") basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company's management in assessing the Company's performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company's performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

	Three Months Ended June 30		Six Months Ended June 30	
(In Thousands, Except Per Share Amounts)	2026	2025	2026	2025
Net Income (Loss)	$ (1,172)	$ (1,492)	$ (2,777)	$ (3,007)
Other expense, net	111	143	236	298
Depreciation and amortization	490	561	997	1,098
EBITDA	(571)	(788)	(1,544)	(1,611)
Severance costs	16	163	38	210
Stock-based compensation	402	383	882	828
Facility transition	-	-	178	39
Deferred license revenue	-	-	-	(325)
Triferic inventory write-off	-	-	-	178
Adjusted EBITDA	$ (153)	$ (242)	$ (447)	$ (681)
Adjusted EPS	$ (0.04)	$ (0.07)	$ (0.11)	$ (0.20)

ROCKWELL MEDICAL